UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______________)

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☒	Definitive Proxy Statement.
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WSI Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WSI INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

January 6, 2005

     Notice is hereby given that the Annual Meeting of Shareholders of WSI Industries, Inc. (the “Company”) will be held at 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota, on Thursday, January 6, 2005, at 3:30 p.m., local time, for the following purposes:

1.	To ratify and approve an amendment to the Company’s Bylaws setting the number of directors at not less than three nor more than nine.

2.	To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

3.	To amend the Company’s 1994 Stock Plan to (a) increase the total number of authorized shares under the Plan from 450,000 to 650,000, and (b) extend the term of the Plan from September 29, 2004 to September 29, 2014.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on November 8, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Michael J. Pudil, Chairman and Chief Executive Officer

Minneapolis, Minnesota
December 6, 2004

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

GENERAL INFORMATION
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
AMENDMENT OF BYLAWS
ELECTION OF DIRECTORS
GOVERNANCE MATTERS
CODE OF ETHICS
AMENDMENTS TO THE 1994 STOCK PLAN
ADDITIONAL INFORMATION REGARDING EQUITY COMPENSATION PLANS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORTS OF COMMITTEES OF THE BOARD OF DIRECTORS
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
GENERAL
APPENDIX A
APPENDIX B

WSI INDUSTRIES, INC.

PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of WSI Industries, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 6, 2005, or any adjournment or adjournments thereof. The Company’s offices are located at 213 Chelsea Road, Monticello, Minnesota 55362 and its telephone number is (763) 295-9202. The mailing of this proxy statement to shareholders of the Company commenced on or about December 6, 2004.

GENERAL INFORMATION

Voting

     The Company currently has only one class of securities, common stock, of which 2,557,629 shares were issued and outstanding and entitled to vote at the close of business on November 8, 2004. Only shareholders of record at the close of business on November 8, 2004 will be entitled to vote at the meeting.

     Each share is entitled to one vote and shareholders have cumulative voting rights in connection with the election of directors in the event any shareholder gives written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by five (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees.

     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Quorum and Vote Requirements

     Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present.

     Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

     A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal.

     Each other item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

Revoking A Proxy

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted.

Solicitation

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

     The following table includes information as of November 8, 2004, concerning the beneficial ownership of common stock of the Company by (i) shareholders known to the Company to hold more than five percent of the common stock of the Company, (ii) each of the directors and director nominees of the Company, (iii) each Named Executive Officer of the Company and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. The business address of each person is 213 Chelsea Road, Monticello, Minnesota 55362.

Name and Address		Percent
of Beneficial Owner	Amount (1)	Of Class (2)
Paul Baszucki (3)	12,750	*
Melvin L. Katten (3)	55,800	2.2
George J. Martin (3)	82,202	3.2
Eugene J. Mora (3)	7,000	*
Michael J. Pudil (3)(4)	180,000	6.6
Paul D. Sheely (4)	46,001	1.8
All Officers and Directors as a Group (6 persons)	383,753	13.7

*	Less than one percent.

(1)	Includes shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options in the amount of 7,000 shares for each of Messrs. Baszucki, Mora and Katten; 5,375 shares for Mr. Martin; 180,000 shares for Mr. Pudil; 45,001 shares for Mr. Sheely; and 251,376 shares for all officers and directors as a group.

(2)	Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for computing such person’s percentage, but are not treated as outstanding for computing the percentage of any other person.

(3)	Serves as a director of the Company and has been nominated for re-election.

(4)	Named Executive Officer.

Proposal 1:

AMENDMENT OF BYLAWS

     The Company’s Restated and Amended Bylaws, as currently in effect, fix the size of the Board of Directors at six persons. On October 8, 2004, the Board of Directors adopted resolutions amending the Company’s Bylaws, subject to approval by the shareholders at this Annual Meeting, to provide that the size of the Board of Directors will be not less than three and no more than nine directors, with the exact number of directors to be established by resolution of the Board of Directors from time to time, without approval of the shareholders. Under provisions of the Company’s Bylaws and Minnesota law, an amendment to the Bylaws to reduce the size of the Board must be approved by a vote of the Company’s shareholders to be effective. Subject to approval of this Proposal 1: Amendment of Bylaws by the shareholders, the Board of Directors has set the number of directors at five.

     The following resolution is presented to the shareholders for approval:

     RESOLVED, that Article III, Section 1 of the Bylaws of this Company be amended to read as follows:

“Section 1. The business and property of the corporation shall be managed by its Board of Directors, consisting of not less than three (3) nor more than nine (9) members, as may be determined by resolution of the Board of Directors from time to time. The term of each Director shall continue until the next annual meeting of the corporation and until his successor is elected and qualified.”

Vote Required

     Approval of Proposal 1: Amendment of Bylaws requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 1 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

The Board of Directors Recommends a Vote FOR
Approval of the Amendment to the Company’s Bylaws.

Proposal 2:

ELECTION OF DIRECTORS

     If Proposal 1: Amendment of Bylaws is not adopted, the Company will continue to seek qualified individuals to fill the additional director positions and only five directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Governance/Nominating Committee has nominated, and the Board of Directors has ratified the nomination of, five persons named below. All of the nominees are currently directors of the Company.

     It is anticipated that proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

     The names and ages of the nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

Nominees for Election to the Board of Directors

	Principal Occupation	Director
Name and Age	and Other Directorships	Since
Paul Baszucki (64)	Chief Executive Officer of Norstan, Inc., Minnetonka, Minnesota (communications technology) from 1986 to May 1997, December 1999 to October 2000; since October 2000, Chairman of Norstan; Director of G&K Services, Inc.	1988

Melvin L. Katten (68)	Senior Partner of Katten Muchin & Zavis, Chicago, Illinois (law firm).	1985

George J. Martin (67)	Private Investor; Prior to October 1995, President, Chief Executive Officer and Chairman of PowCon Incorporated (manufacturer of electronic welding systems).	1983

Eugene J. Mora (69)	Private Investor; Director of Pridestaff, Inc.; Prior to October 1996, President, Chief Executive Officer and Director of Amserv Healthcare Inc., LaJolla, California.	1985

Michael J. Pudil (56)	President and Chief Executive Officer of the Company; Chairman of the Company’s Board of Directors; Prior to November 1993, Vice President and General Manager of Remmele Engineering, Inc., St. Paul, Minnesota (contract machining).	1993

The Board of Directors Recommends a Vote FOR
Each of the Nominees for Director.

GOVERNANCE MATTERS

Board Attendance at Meetings

     The Board of Directors met four times during fiscal year 2004. Each nominee who served as a director in fiscal year 2004 attended at least 75% or more of the meetings of the Board of Directors and any committee on which he served.

     The Company does not have a formal policy on attendance at meetings of the Company’s shareholders. However, the Company encourages all Board members to attend shareholder meetings which are held in conjunction with a meeting of the Board of Directors. All directors attended the 2003 Annual Meeting of Shareholders.

Board Independence

     The Board undertook a review of director independence in October 2004. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, the Company’s executive officers and the Company’s auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that all of the Directors, except Mr. Pudil, are independent according to the “independence” definition of the Nasdaq Marketplace Rules and the Securities and Exchange Commission.

Description of Committees of the Board of Directors

     The Board of Directors has established a Governance/Nominating Committee, a Compensation Committee and an Audit Committee. The composition and function of these committees are set forth below.

     Governance/Nominating Committee. The Company formed a Governance/Nominating Committee in June 2004. That Committee operates under a written charter and is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of the Company, ensuring that the Company’s board and governance policies are appropriately structured, reviewing and recommending changes to the Company’s governance guidelines, and overseeing Board and Committee evaluations. The current members of the Governance/Nominating Committee are Messrs. Baszucki, Katten, Martin and Mora. During fiscal year 2004, the Governance/Nominating Committee did not meet.

     The charter of the Governance/Nominating Committee requires that this Committee consist of no fewer than two board members who satisfy the “independence” requirements of the Nasdaq Marketplace Rules. Each member of the Company’s Governance/Nominating Committee meets these requirements. A copy of the current charter of the Governance/Nominating Committee is attached to this proxy at Appendix A.

     Compensation Committee. The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other senior management of the Company. Among its other duties, the Compensation Committee oversees the Company’s stock-based compensation plans for executive officers, recommends board compensation, and reviews and makes recommendations on succession plans for the Chief Executive Officer. The Compensation Committee annually reviews the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance. The current members of the Compensation Committee are Messrs. Martin (Chair), Baszucki and Katten. During fiscal year 2004, the Compensation Committee met two times.

     The charter of the Compensation Committee requires that the Committee consist of no fewer than two members, each of whom must be “independent” according to the rules of the Nasdaq Stock Market and the SEC and a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934. Each member of the Company’s Compensation Committee meets these requirements. A report of the Compensation Committee is set forth below.

     Audit Committee. The Audit Committee assists the board by reviewing the integrity of the Company’s financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by the Company with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews the Company’s annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company’s selection or application of accounting principles and the Company’s internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the current charter of the Audit Committee is attached to this proxy at Appendix B. The Company’s Audit Committee presently consists of Messrs. Mora (Chair), Baszucki and Katten. During fiscal year 2004, the Audit Committee met four times.

     The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. While the Board of Directors has determined that no one person serving on the Company’s Audit Committee meets the Securities and Exchange Commission definition of an “audit committee financial expert,” the Board of Directors believes that the members comprising the Audit Committee have the requisite attributes and abilities to allow them collectively to fulfill their duties as Audit Committee members. A report of the Audit Committee is set forth below.

Director Nominations

     The Governance/Nominating Committee will consider candidates for board membership suggested by its members, other board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Article II, Section 5 of the Company’s Amended and Restated Bylaws as described in the section of this Proxy Statement entitled “Shareholder Proposals for Nominees.”

     Criteria for Nomination to the Board. The Governance/Nominating Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Committee has not adopted minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, as the Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board of Directors. The Governance/Nominating Committee evaluates each prospective nominee against the following standards and qualifications:

▪	Background, including high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct the affairs and business of the Company;

▪	Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

▪	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees;

▪	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board’s diversity; and

▪	Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.

     The Committee also considers such other relevant factors as it deems appropriate. The Governance/Nominating Committee will consider persons recommended by the shareholders in the same manner as other nominees.

     Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance/Nominating Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Governance/Nominating Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

     Board Nominees for the 2004 Annual Meeting. The nominees for this 2004 Annual Meeting were selected by the Governance/Nominating Committee in October 2004. All nominees served as directors during fiscal year 2004 and were elected by shareholders. The Company has not engaged a third-party search firm to assist it in identifying potential director candidates, but the Governance/Nominating Committee may choose to do so in the future.

     Shareholder Proposals for Nominees. The Governance/Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance/Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described in the Bylaws of the Company and under the caption, “Shareholder Proposals for 2005 Annual Meeting” below.

Communications with Directors

     Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to lead.director@wsci.com or by directing the communication in care of Lead Director, at the address set forth on the front page of this Proxy Statement.

CODE OF ETHICS

     On October 29, 2003, the Company adopted a Code of Ethics & Business Conduct which applies to all directors and employees, including the Company’s principal executive officer and principal financial officer, or persons performing similar functions. The Code of Ethics & Business Conduct is an exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 2003 filed with the Securities and Exchange Commission and available at www.sec.gov.

Proposal 3:

AMENDMENTS TO THE 1994 STOCK PLAN

General Information

     On September 29, 1994, the Company’s Board of Directors adopted, and on January 12, 1995 the shareholders of the Company approved and ratified the adoption of, the WSI Industries, Inc. 1994 Stock Plan (the “1994 Plan”). The purpose of the 1994 Plan is to enable the Company and its subsidiaries to retain and attract key employees, consultants and non-employee directors who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such key employees, consultants and non-employee directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1994 Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) deferred stock and (v) other rewards.

     The board of directors believes the 1994 Plan is, and will continue to be, an important tool in attracting and retaining key personnel, especially given the highly competitive nature of its industry. The board of directors desires to increase the shares available for grants under the 1994 Plan to facilitate future awards under the 1994 Plan and to provide sufficient flexibility in designing compensation packages to retain and attract key personnel as the Company pursues its business objectives. Awards under the 1994 Plan will also allow the board to provide current and future award recipients with incentives that directly align their interest with those of the Company’s shareholders.

Amendments to the 1994 Plan

     The proposed amendments to the 1994 Plan are as follows:

     Increase in the Number of Shares Available under the 1994 Plan. The 1994 Plan authorizes the issuance of 450,000 shares of common stock pursuant to stock options, restricted stock and deferred stock granted under the 1994 Plan. On October 8, 2004, the Board of Directors amended the 1994 Plan, subject to ratification and approval of the shareholders, to increase the total number of shares available under the 1994 Plan by 200,000 shares to a total of 650,000 shares. The Board of Directors has deemed it advisable to increase the shares available for grant under the 1994 Plan by 200,000 shares to facilitate future stock option grants, restricted stock awards and deferred stock awards.

     There were outstanding on October 31, 2004 options to purchase 376,500 shares under the 1994 Plan and 49,166 shares remaining unissued under the 1994 Plan. If shareholders do not approve Proposal 3, the 1994 Plan will expire and no further awards may be granted under the 1994 Plan. If shareholders approve Proposal 3, the 49,166 shares remaining unissued under the 1994 Plan will be available for future awards, together with the additional 200,000 shares that would also be authorized with an approval by shareholders of Proposal 3.

     Extension of Term of 1994 Plan for Ten Years. The 1994 Plan was set to expire on September 29, 2004. Effective September 29, 2004, the Board of Directors extended the 1994 Plan for an additional ten-year term, subject to shareholder approval, to allow for future grants under the 1994 Plan.

Summary of the 1994 Plan

The principal features of the 1994 Plan are summarized below.

     Shares Available Under 1994 Plan. The maximum number of shares of common stock reserved and available under the 1994 Plan for awards is 450,000 (subject to possible adjustment in the event of stock splits or other similar changes in the common stock). Included in this Proposal 3 is an amendment to increase the number of shares reserved under the 1994 Plan by 200,000 shares to a total of 650,000 shares. Shares of common stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 1994 Plan.

     Eligibility and Administration. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted awards under the 1994 Plan. The 1994 Plan is administered by the Board or, in its discretion, by a committee of not less than three “non-employee directors,” as defined in the 1994 Plan (the “Committee”), who are appointed by the Board of Directors. The term “Board” as used in the 1994 Plan refers to the Board or, if the Board has delegated its authority, the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1994 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1994 Plan.

     Stock Options. The Board may grant stock options that qualify as “incentive stock options” under the Internal Revenue Code (the “Code”) or those that do not so qualify, referred to as “non-qualified stock options,” in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1994 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board’s discretion, by tendering promissory notes or common stock. The optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option is transferable by the optionee or exercisable by anyone else during the optionee’s lifetime.

     Stock options may be exercised during varying periods of time after a participant’s termination of employment, depending upon the reason for the termination. Following a participant’s death, the participant’s stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee’s legatee for a period of one year or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant’s stock options may be exercised to the extent they were exercisable at the time of retirement or for a period of three months (or such longer period as determined by the Board at the time of retirement) from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant’s options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option. If the participant’s employment is terminated for cause, the participant’s stock options immediately terminate. These exercise periods may be reduced by the Board for particular options. The Board may, in its discretion, accelerate the exercisability of stock options that would not otherwise be exercisable upon death, disability or retirement.

     No incentive stock option may be granted under the 1994 Plan after September 29, 2004. Included in this Proposal 3 is an amendment to extend the term of the plan for an additional ten years to September 29, 2014. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price must be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1994 Plan may be less than 100% of the fair market value of the common stock on the date of grant.

     Further, the Plan provides that each non-employee director who is elected or re-elected to the Board of Directors at a meeting of shareholders will automatically receive a grant of an option to purchase 2,000 shares of the Company’s common stock, with the exercise price being the fair market value of a share of common stock on the date of grant. All options vest as to 25% of the shares underlying such option on the six-month anniversary of the date of grant and as to an additional 25% each of the three subsequent anniversary dates of the grant of such options. The options are exercisble for a term of five years, unless such Non-Employee Director ceases to be a member of the Board, in which case the Stock Option shall expire 30 days after such non-employee director’s departure from the Board.

     Stock Appreciation Rights. The Board may grant stock appreciation rights (“SARs”) in connection with all or part of any stock option (with the exception of options granted to non-employee directors), either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by the Company in cash, shares of common stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

     Restricted Stock. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 1994 Plan.

     If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant’s death, total disability, retirement or under special circumstances approved by the Board.

     Deferred Stock. The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient.

     Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question will be forfeited by the participant, subject to the Board’s ability to waive any remaining deferral limitations with respect to a participant’s deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

     Other Awards. The Board may grant common stock, other common stock based and non-common stock based awards including, without limitation, those awards pursuant to which shares of common stock are or in the future may be acquired, awards denominated in common stock units, securities convertible into common stock, phantom securities and dividend equivalents. The Board shall determine the terms and conditions of such common stock, common stock based and non-common stock based awards provided that such awards shall not be inconsistent with the terms of the 1994 Plan.

Plan Benefits to Non-Employee Directors.

     Currently, the 1994 Plan provides for annual grants to the Company’s non-employee directors of non-qualified options to purchase 2,000 shares of the Company’s common stock. The following table sets forth the information with respect to options that will be granted under the 1994 Plan to those non-employee directors serving as a member of the Board of Directors of the Company immediately following this Annual Meeting, assuming each of the nominees for director is elected at this Annual Meeting:

Name	Number of Shares
Paul Baszucki	2,000
Melvin L. Katten	2,000
George Martin	2,000
Eugene Mora	2,000

All Non-Employee Directors, as a Group	8,000

     The 1994 Plan allows for awards to the Company’s officers, directors, employees, and consultants. However, other than as described above, the amount of any other award is not determinable at this time and will be made in the discretion of the Board or the Committee.

Federal Income Tax Consequences

     Stock Options. An optionee will not realize taxable income upon either the granting or exercise of an incentive stock option. However, upon exercise of the incentive stock option, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee generally will recognize capital gain or loss if the stock has been held for at least two years from the date of the option grant or at least one year after the stock was purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

     An optionee also will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the disposal of stock acquired pursuant to a Non-Qualified Option, the optionee’s basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

     Stock Appreciation Rights. The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, and the Company would be entitled to a deduction, measured by the fair market value of the shares plus any cash received.

     Restricted Stock and Deferred Stock. The grant of restricted stock and deferred stock will not result in immediate income for the participant or a deduction for the Company for federal income tax purposes, assuming the shares are not transferable and subject to restrictions creating a “substantial risk of forfeiture,” as intended by the Company. If the shares are transferable or there are no such restrictions or deferral periods, the participant will generally realize compensation income upon receipt of the award. Otherwise, any participant generally will realize taxable compensation income when any such restriction or deferral period lapses. The amount of such income will be the value of the common stock on that date, less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Internal Revenue Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

     Withholding. The 1994 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company, to the extent permitted by law, has the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 1994 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Company common stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, the Company would pay the tax liability from its own funds.

Registration With the SEC

     Upon approval of the amendment to the 1994 Plan by the shareholders, the Company intends to file a registration statement with the Securities and Exchange Commission covering the offering of the 200,000 additional shares of common stock issuable under the 1994 Plan pursuant to the Securities Act of 1933, as amended.

Vote Required

     Approval of Proposal 2: Amendments to the 1994 Stock Plan requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 2 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

The Board of Directors Recommends a Vote FOR
Adoption of the Amendments to the 1994 Stock Plan.

ADDITIONAL INFORMATION REGARDING EQUITY COMPENSATION PLANS

The following table sets forth information regarding the Company’s equity compensation plans in effect as of August 29, 2004. Each of our equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Equity Compensation Plan Information

Number of shares of
common stock
remaining available
	Number of shares of		for future issuance
	common stock to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in the
Plan category	and rights	and rights	first column)
Equity compensation plans approved by shareholders:
1987 Stock Option Plan	5,000	$3.88	—
1994 Stock Plan	376,500	$2.68	— (1)
Equity compensation plans not approved by shareholders:
None	—	—	—
Total	381,500	$2.70	—

(1)	The Company’s Board of Directors has approved amendments to the Company’s 1994 Plan extending the term of the plan for ten years to September 29, 2014 and authorizing an additional 200,000 shares for issuance thereunder. These amendments to the 1994 Plan are subject to approval of the Company’s shareholders of Proposal 3: Amendments to the 1994 Plan presented at this Annual Meeting of Shareholders.

EXECUTIVE OFFICERS

     Set forth below is biographical and other information on our executive officers. Information about Michael J. Pudil, our President and Chief Executive Officer, may be found under the heading “Nominees for Election to the Board of Directors” at Proposal 2: Election of Directors.

Paul D. Sheely (45)	Vice President, Treasurer, and Secretary.
Mr. Sheely joined the Company in September 1998 as Vice President of Finance. From 1996 to 1998 he served as Chief Financial Officer of Graseby Medical, Inc., a medical device manufacturer of volumetric infusion pumps.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ending August 29, 2004, August 31, 2003 and August 25, 2002, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company’s President and Chief Executive Officer, Michael Pudil, and to the only other executive officer of the Company whose salary and bonus earned for 2003 exceeded $100,000, Paul Sheely, the Company’s Vice President of Finance and Chief Financial Officer (each, a “Named Executive Officer”).

Summary Compensation Table

				Long Term
				Compensation
				Awards
		Annual Compensation		Securities
Name and Principal				Underlying	All Other
Position	Year	Salary	Bonus	Options	Compensation(1)
Michael J. Pudil	2004	$218,300	$—	30,000	$8,000
Chairman; President and	2003	222,498	48,636	30,000	8,000
Chief Executive Officer	2002	218,300	—	60,000	7,103

Paul D. Sheely	2004	123,672	—	10,000	6,030
Vice President and	2003	123,885	27,080	10,000	4,956
Chief Financial Officer	2002	121,548	—	15,000	4,862

(1)	These amounts represent Company’s matching contributions to the Company’s 401(k) plan on behalf of such employee.

Option Grants in Fiscal Year 2004

     The following table contains information concerning the grant of stock options under the Company’s 1987 and 1994 Stock Option Plans to the Named Executive Officers as of the end of fiscal year 2004.

Options/Sar Grants In Last Fiscal Year

Individual Grants

		% of Total			Potential Realizable Value at
	Number of	Options/			Assumed Annual Rates of
	Securities	SARs			Stock Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term(1)
	Options/ SARs	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	($/Sh)	Date	5%	10%
Michael J. Pudil	30,000	55%	$2.75	01/08/2014	$52,000	$131,000
Paul D. Sheely	10,000	18%	$2.75	01/08/2014	$17,000	$44,000

(1) These amounts represent the realizable value of the subject options ten years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company’s common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Holdings

     The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of fiscal year 2004 by the Named Executive Officers:

Aggregated Option Exercises in Last Fiscal Year
and FY-End Option Values

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options/SARs
			Options/SARs at FY-End		at FY-End (1)
	Shares Acquired
Name	on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Pudil	0	0	180,000	30,000	$67,500	$10,100
Paul D. Sheely	0	0	45,001	9,999	$18,600	$3,400

(1)	Based on a per share price of $2.23, which was the closing sale price of the Company’s common stock on August 27, 2004, the last trading day of the Company’s fiscal year. The value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at August 29, 2004 and the exercise price of the options, multiplied by the number of options outstanding.

Employment Agreements

     The Company has an employment agreement with Mr. Pudil as the Company’s President and Chief Executive Officer. The employment agreement provides for, among other things, continued salary and benefits for eighteen months if Mr. Pudil’s employment is terminated without good cause.

     The Company has also entered into employment (change of control) agreements with Messrs. Pudil and Sheely as the Company’s executive officers that provide for lump sum cash severance payments and fringe benefits under certain circumstances following a change in control of the Company. The agreements provide for a payment of approximately one and one-half times average respective annual compensation of these executive officers if the change of control is approved by the Board of Directors, and approximately three times average annual compensation if the change of control is not approved by the Board of Directors. In general, a “change of control” would include a change resulting from the acquisition of 50% or more of the Company’s outstanding voting stock by any person, a change in the current members of the Board of Directors or their successors elected or nominated by such members whereby they cease to be a majority of the Board of Directors, or the Company disposing of 75% or more of its assets, other than to an entity owned 50% or greater by the Company or any of its subsidiaries. If a change of control which was not approved by the Board of Directors had occurred at the end of calendar 2004 and the executives’ employment was terminated without cause or by the executive for good reason, the executive officers would have received the approximate payment indicated pursuant to the employment agreements: Mr. Pudil, $718,100; Mr. Sheely, $401,100; and all current executive officers as a group, $1,119,200.

REPORTS OF COMMITTEES OF THE BOARD OF DIRECTORS

Report of the Compensation Committee

     Set forth below is a report submitted by the Compensation Committee addressing the Company’s compensation policies for fiscal year 2004 as they affected Mr. Pudil, the Company’s President and Chief Executive Officer, and the other executive officers.

     Compensation Policies Toward Executive Officers. The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

     The Company’s executive compensation has historically consisted of three components: (i) base salaries, (ii) stock options and (iii) cash bonuses paid out pursuant to annual profitability-based plans. The Compensation Committee has historically established the base salaries of each executive officer utilizing compensation surveys, performance against defined goals and longevity with the Company. With respect to cash bonuses, the Compensation Committee has historically established on an annual basis certain profitability targets and performance objectives at the beginning of each fiscal year, pursuant to which cash performance bonuses of up to 50% of an executive officer’s base salary can be paid. The Company has also used stock option grants as a key ingredient of its executive compensation plans, reflecting the Compensation Committee’s position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value. In order to direct the Company’s executives toward steady growth and to retain the executive’s services, the stock options granted are exercisable over a ten-year period and vest over periods of up to 36 months.

     Chief Executive Officer Compensation. The compensation package for the fiscal year 2004 for Michael J. Pudil, the Company’s Chief Executive Officer, was determined by the Compensation Committee. The compensation for Mr. Pudil was determined using a process and philosophy similar to that used for all executives. In fiscal 2004, no bonus was earned by Mr. Pudil.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS:

George J. Martin	Paul Baszucki	Melvin L. Katten
(Chair)

     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Report of the Audit Committee

     The Audit Committee of the Board of Directors is currently comprised of Messrs. Mora, Baszucki and Katten. In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Schechter Dokken Kanter Andrews & Selcer Ltd., the Company’s independent accountants. The discussions with Schechter Dokken Kanter Andrews & Selcer Ltd. also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     Schechter Dokken Kanter Andrews & Selcer Ltd. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Schechter Dokken Kanter Andrews & Selcer Ltd.

     Based on the discussions with management and Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee’s review of the representations of management and the report of Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 29, 2004 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS:

Eugene J. Mora	Paul Baszucki	Melvin L. Katten
(Chair)

     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Performance Graph

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company’s last five fiscal years on $100 invested as of August 29, 1999 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Non-Financial Stock Index, assuming the reinvestment of all dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

	Aug. 29,	Aug. 27,	Aug. 26,	Aug 25,	Aug. 31,	Aug. 29,
	1999	2000	2001	2002	2003	2004
WSI Industries, Inc.	$100	$127.27	$53.82	$32.03	$78.55	$64.84
Nasdaq Stock Market (U.S.)	$100	$145.98	$69.00	$50.13	$65.72	$67.76
Nasdaq Non-Financial Stocks	$100	$151.12	$66.40	$45.66	$61.33	$62.19

     Since the Company’s fiscal year ends on the last Sunday of August each year, data in the above table reflects market values for the Company’s stock as of the close of trading on the Friday preceding the Company’s fiscal year end for each year presented.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 29, 2004 all Section 16(a) filing requirements applicable to its insiders were complied with.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee approved the engagement of Schechter Dokken Kanter Andrews & Selcer Ltd. (“SDK”) as the Company’s independent public accountant to audit the financial statements of the Company for the fiscal year ending August 29, 2004 and to perform other accounting services as determined by the Audit Committee.

     A representative of SDK is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees of Independent Public Accountants

     The following is an explanation of the fees billed to the Company by SDK for professional services rendered for the fiscal years ended August 29, 2004 and August 31, 2003, which totaled $47,530 and $36,900, respectively.

Audit Fees

     The aggregate fees billed to the Company for professional services related to the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q, or other services normally provided by SDK in connection with statutory and regulatory filings or engagements for the fiscal years ended August 29, 2004 and August 31, 2003 totaled $39,400 and $26,100, respectively.

Audit-Related Fees

     The aggregate fees billed to the Company for professional services for assurance and related services by SDK that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees,” including statutory filings and accounting services performed in connection with the Company’s 401(k) plan, for the fiscal years ended August 29, 2004 and August 31, 2003 totaled $0 and $5,500, respectively.

Tax Fees

     The aggregate fees billed to the Company by SDK for professional services related to tax compliance, tax advice, and tax planning, including federal, state and local income tax matters, for the fiscal years ended August 29, 2004 and August 31, 2003 totaled $7,475 and $5,300, respectively.

All Other Fees

     The aggregate fees billed to the Company by SDK for professional services or products not previously disclosed, including consulting on accounting treatment and advice totaled $475 and $0, respectively.

Audit Committee Pre-Approval Procedures

     The Company has adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $5,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by the Company’s independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

     All of the services described above for fiscal year 2004 were pre-approved by the Audit Committee or a member of the Committee before SDK was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The WSI Industries, Inc. 2005 Annual Meeting of Shareholders is expected to be held on or about January 6, 2006 and proxy materials in connection with that meeting are expected to be mailed on or about December 1, 2005. Shareholder proposals prepared in accordance with the Commission’s proxy rules must be received at the Company’s corporate office on or before August 3, 2005, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2005 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

     Pursuant to the Company’s Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, in a timely manner. To be timely under the Company’s Bylaws, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail above under “Director Nominations” and in the Company’s Bylaws. In addition, if the Company receives notice of a shareholder proposal less than 45 days before the date on which the Company first mailed its materials for the prior year’s annual meeting, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for the Company’s 2005 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

GENERAL

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Company’s Annual Report to Shareholders for the fiscal year ended August 29, 2004 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: WSI Industries, Inc., 213 Chelsea Road, Monticello, MN 55362, Attention: Paul D. Sheely, or by calling the Company at (763) 295-9202.

By Order of the Board of Directors,

Michael J. Pudil, Chairman and Chief Executive Officer

Appendix A:	Charter of the Governance/Nominating Committee

Appendix B:	Charter of the Audit Committee

Appendix A

WSI INDUSTRIES, INC.
GOVERNANCE/NOMINATING COMMITTEE CHARTER

Purpose

     To ensure that the Board is effectively discharging its responsibility by establishing an appropriate structure for the governance of the Board and its committees, including the process of director selection.

Membership

     The Governance/Nominating Committee shall consist of at least two members of the Board of Directors. All members of the Committee shall satisfy the independence requirements applicable to governance/nominating committee members set forth in the listing standards of the Nasdaq Stock Market, Inc. The chairperson and members shall be appointed by the Board of Directors.

Responsibilities

     The Governance/Nominating Committee shall have the following responsibilities:

1.	Review, at least annually, the composition of the Board of Directors in terms of experience, expertise and special knowledge required for the effective discharge of the Board’s responsibilities.

2.	Review and make recommendations to the Board relative to the size of the Board and the membership on Board committees.

3.	Evaluate the suitability of potential director nominees and recommend director nominees to the Board of Directors for further appointment to the Board and election by the shareholders. Evaluate and approve nominees recommended by the Company’s shareholders, provided the Committee determines such shareholder is eligible to make the nomination and follows the procedures set forth in the Company’s Bylaws and otherwise complies with applicable laws and regulations. The Committee will consider persons recommended by shareholders using the same standards as other nominees.

4.	Oversee the annual review of the performance of the Board and the Committees of the Board.

5.	Review this Governance/Nominating Committee Charter annually and recommend any proposed changes to the Board for approval.

6.	Review the independence of each member of the Audit, Compensation and Governance/Nominating Committees at least annually and communicate with the Board regarding the qualifications of each committee member.

Meetings

     The Governance/Nominating Committee shall meet at least two times a year and as otherwise required to carry out its responsibilities. Minutes of such meetings will be prepared and distributed to each member of the Board. The chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board.

Appendix B

WSI INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

Responsibilities and Authority

     The Audit Committee reports to the Board of Directors. Its primary focus is to assist the Board in fulfilling its responsibilities to shareholders related to financial accounting and reporting, the system of internal controls established by management and the adequacy of auditing relative to these activities. The Committee is granted the authority to monitor the independence and performance of the Company’s independent accountant, to investigate any activity of the Company, and to retain, at the Company’s expense, special legal, accounting or other consultants or experts as necessary to assist the Committee in fulfilling its responsibilities. In addition, the Committee will perform such other functions as assigned by law, the Company’s Bylaws or the Board of Directors.

Membership

     The Committee will be composed of not less than three members, appointed annually by the Board. The Committee will be composed of directors who are independent, as defined by the Securities and Exchange Commission and The Nasdaq Stock Market, are non-executive directors and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. All members of the Committee must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Members of the Committee are appointed by the Board of Directors. If a Committee Chairperson is not designated by the Board, members may designate a Chairperson by majority vote.

Meetings

     The Committee will meet at least four times a year. The agenda of each meeting will generally be prepared by the Chief Financial Officer or equivalent (“Finance Officer”), with input from the Committee Chairman prior to the meeting date. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee will meet privately in executive session with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

Specific Duties

     Relationship with Independent Accountant

•	The outside auditor is accountable to the Audit Committee. The Audit Committee will provide for an open avenue of communications between the independent accountant and the Board and, at least once annually, meet with the independent accountants in private session.

•	The Audit Committee will exercise the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountant.

•	Receive, on an at least annual basis, a written statement from the independent accountant detailing all relationships between the independent accountant and the Company, and discuss such relationships with the independent accountant, consistent with requirements of the Independence Standards Board Standard No. 1.

•	Review and approve all audit and non-audit services to be performed by the independent accountants. The Audit Committee will also review and approve all fees and other compensation to be paid to the independent accountants.

•	Review with the independent accountants (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (2) results of their audit, including their opinion on the financial statements and the independent accountant’s judgment on the quality, not just the acceptability, of the Company’s accounting principles as applied in the financial statements; (3) their evaluation of the adequacy of the system of internal controls; (4) significant disputes, if any, with management; and (5) cooperation received from management in the conduct of the audit.

•	Prior to releasing year-end earnings, discuss the results of the audit with the independent accountants. Discuss certain matters required to be communicated to Audit Committee in accordance with AICPA SAS 61.

•	Receive reports directly from independent accountants and resolve any disagreements between management and the independent accountants regarding financial reporting.

     Relationship with the Accounting Department

•	The Finance Officer is accountable to the Chairman of the Committee. The Audit Committee shall provide for an open avenue of communication between the Accounting Department and the Board and, at least once annually, meet with the Finance Officer in private session.

•	Review and concur in the appointment, replacement, reassignment or dismissal of the Finance Officer and review his/her independence from management.

•	Review the Accounting Department’s mission, objectives and resources and its annual plan, including its coordination with the independent accountants.

•	Discuss with the Finance Officer any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

     Relationship with Management

•	Before publication, review the quarterly and annual financial statements and related footnotes with both management and the independent accountant.

•	Review with management and the independent accountants, based on reports required from the independent accountants: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, (3) ramifications of the use of such alternative disclosures and treatments; and (4) other material written communications between the independent accountants and management. Participate in the selection and development of significant accounting estimates.

•	Review significant accounting, reporting, regulatory or industry developments affecting the Company.

•	Require management to maintain a review system to promote compliance with applicable governmental rules and regulations relating to the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public. Receive reports regarding the Company’s system of internal controls and disclosure controls and procedures.

2

     Ethical and Legal Compliance

•	Review management’s monitoring of the Company’s compliance with the code of conduct, ethics policy or any other code of corporate conduct required by The Nasdaq Stock Market or the Securities and Exchange Commission (collectively, the “Code”) and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements. Grant waivers to senior officers and directors from such Code, or provide any consent required under the Code, when appropriate and in the best interest of the Company.

•	Review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Receive reports from the Company’s legal counsel regarding any dispute, litigation, regulatory matter or proceeding or any material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent of the Company.

     Other

•	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the Securities and Exchange Commission.

•	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters; and (b) the submission by employees of concerns on a confidential and anonymous basis regarding accounting and auditing matters.

•	Discuss with management, the independent accountant and the Finance Officer any issues regarding significant risks or exposures and assess the steps management has taken to minimize such risk.

•	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant or Internal Audit.

•	Recommend to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s annual report. Review and comment on the Company’s annual report to shareholders, annual report on Form 10-K, and quarterly reports on Form 10-Q.

•	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

•	Review and approve all transactions to which the Company is a party and in which any of the Company’s officers, directors or 5% or greater shareholders or any “affiliate” of any of these persons has a direct or indirect material interest; except that the Audit Committee shall not be responsible for matters relating to the employment of the Company’s officers or the compensation of the Company’s officers or directors.

•	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

3

WSI INDUSTRIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, January 6, 2005
3:30 p.m.

4200 IDS Center

80 South 8th Street

Minneapolis, MN 55402

WSI Industries, Inc. 213 Chelsea Road, Monticello, MN 55362	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 6, 2005

The undersigned hereby appoints Michael J. Pudil, as proxy with full power of substitution to vote in his discretion cumulatively all shares of stock of WSI Industries, Inc. of record in the name of the undersigned at the close of business on November 8, 2004 at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on January 6, 2005, or at any adjournment(s) or postponement(s) thereof, hereby revoking all former proxies.

See reverse for voting instructions.

òPlease detach hereò

1.	ELECTION OF DIRECTORS:	01	Paul Baszucki	04	Eugene J. Mora
		02	Melvin L. Katten	05	Michael J. Pudil
		03	George J. Martin

☐	WITH AUTHORITY	☐	WITHHOLD AUTHORITY to vote for all nominees
to vote for all nominees (except as marked to the contrary)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	AMENDMENT TO BYLAWS	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	AMENDMENTS TO 1994 STOCK PLAN	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) , (2) AND (3) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND “FOR” SUCH PROPOSAL IF THERE IS NO SPECIFICATION.

Address Change? Mark Box ☐ Indicate changes below:	Dated:

Signature(s) in Box

Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.